EXHIBIT 99.1
BERKSHIRE HATHAWAY INC.
NEWS RELEASE

FOR IMMEDIATE RELEASE	September 9, 2005
Omaha, NE (BRK.A; BRK.B) – Berkshire Hathaway Inc. announced today that on September 8, 2005, Joseph Brandon, CEO of General Reinsurance Corporation, a wholly owned subsidiary of Berkshire Hathaway, received a “Wells notice” from the staff of the Securities and Exchange Commission in connection with its ongoing investigation of non-traditional insurance products. The Wells notice states that the staff is considering recommending that the Commission bring a civil injunctive action alleging that Mr. Brandon violated or aided and abetted violations of the Securities Exchange Act of 1934. The notice further states that in connection with such action it may seek permanent injunctive relief, an order barring Mr. Brandon from serving as an officer or director of a public company, disgorgement, and civil penalties against Mr. Brandon. Under the Commission’s procedures, the recipient of a Wells notice has the opportunity to respond to the staff before the staff makes its formal recommendation on whether any civil action should be brought by the Commission.
Berkshire Hathaway and its subsidiaries engage in a number of diverse business activities among which the most important is the property and casualty insurance business conducted on both a direct and reinsurance basis. Common stock of the Company is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.
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